 Exhibit 10.3

 List of Accredited Investors

Investor	Subscription Amount	Shares
GEM Partners, LP	$100,000	285,714
Dr. A. Seth Greenwald	$52,500	150,000
Ronald T. Bevans, Jr.	$50,000	142,858
Steven Lampe	$100,000	285,715
Scott Sebasty	$25,000	71,429
Mohammed R. Barajakly	$25,200	72,000